Exhibit 10.3

PURCHASE AND SALE AGREEMENT

Dated as of August 17, 2023

between

CONN’S RECEIVABLES FUNDING 2023-A, LLC
as Purchaser,

and

CONN APPLIANCES RECEIVABLES FUNDING, LLC
as Seller

PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT dated as of August 17, 2023, by and between CONN APPLIANCES RECEIVABLES FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”), and CONN’S RECEIVABLES FUNDING 2023-A, LLC, a Delaware limited liability company, as purchaser (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller intends to sell the Receivables Trust Certificate on the Closing Date to the Purchaser on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, to obtain the necessary funds to purchase the Receivables Trust Certificate, the Purchaser and Computershare Trust Company, National Association, as Trustee (the “Trustee”), have entered into the Base Indenture, dated as of the date hereof (the “Indenture”);

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1 Certain Defined Terms. Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to such terms in the Indenture. This Agreement is the Purchase and Sale Agreement referred to in the Indenture. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Business Day” shall mean a day on which each of Seller and Purchaser is open at its respective address specified in this Agreement for the purpose of conducting its business.

“Cash Purchase Price” has the meaning assigned to that term in Section 2.3.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator in each case whether foreign or domestic.

“Highest Lawful Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received under this Agreement, under laws applicable to the Seller and the Purchaser that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Purchase Date” means August 17, 2023.

“Purchase Price” has the meaning assigned to that term in Section 2.2.

“Solvent” means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

SECTION 1.2 Accounting and UCC Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Consolidated Parent before the Closing Date; and all terms used in Article 9 of the UCC that are used but not specifically defined herein are used herein as defined therein.

ARTICLE II
AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.1 Purchase of the Receivables Trust Certificate.

(a)            The Seller hereby sells, assigns, transfers and conveys to the Purchaser on the Closing Date, on the terms and subject to the conditions specifically set forth herein, all of its right, title and interest, in the Receivables Trust Certificate and all proceeds thereof whether now owned or hereafter acquired and all rights of the Receivables Trust under the Transaction Documents, including but not limited to the right to cause the repurchase of Ineligible Receivables pursuant to such document.

(b)            The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Purchaser and a sale by the Seller of the Receivables Trust Certificate and not as a lending transaction. The sale by the Seller hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, the Seller, except as otherwise specifically provided herein.

SECTION 2.2 Purchase Price. The amount payable by the Purchaser (the “Purchase Price”) for the Receivables Trust Certificate shall be $364,891,567.21.

SECTION 2.3 Payment of Purchase Price.

(a)            The Purchase Price for the Receivables Trust Certificate shall be paid by a cash payment made by the Purchaser to the Seller in the amount of $266,226,379.73 (the “Cash Purchase Price”) and the balance of the Purchase Price to the extent not paid in cash shall be paid by the transfer of the Class C Notes and the Class R Notes to the Seller.

(b)            All payments hereunder shall be made not later than 2:00 EST (New York time) on the Closing Date in lawful money of the United States of America in same day funds to the bank account designated in writing by the Seller to the Purchaser.

(c)            The Seller, in its sole discretion, may form a special purpose subsidiary for the purpose of holding the Class C Notes and may contribute the Class C Notes to such Person.

ARTICLE III
CONDITIONS TO PURCHASES

SECTION 3.1 Conditions Precedent to Purchaser’s Purchase. The obligation of the Purchaser to purchase the Receivables Trust Certificate hereunder on the Closing Date is subject to the conditions precedent (any one or more of which can be waived by the Purchaser) that (a) the Indenture and the other Transaction Documents shall be in full force and effect and all conditions to the advance under the Indenture shall have been satisfied or waived, (b) the Purchaser shall have received on or before the Closing Date the following, each (unless otherwise indicated) dated the Closing Date and in form and substance satisfactory to the Purchaser and (c) the conditions set forth in clauses (iii), (iv) and (v) shall have been satisfied:

(i)            a copy of duly adopted resolutions of the Seller’s Sole Member authorizing or ratifying the execution, delivery and performance of the Transaction Documents to which it is a party, certified by the Seller’s Sole Member;

(ii)            a duly executed certificate of the Seller’s Secretary or Assistant Secretary certifying the names and true signatures of the officers authorized on behalf of the Seller to sign the Transaction Documents to which it is a party;

(iii)            the Seller shall have filed and recorded with respect to the sale of the Receivables Trust Certificate, at its own expense, UCC-1 financing statements with respect to the Receivables Trust Certificate in such manner and in such jurisdictions as are necessary or desirable to perfect the Purchaser’s ownership interest thereof under the UCC and delivered a file-stamped copy of such UCC-1 financing statements or other evidence of such filings to the Purchaser within five Business Days of the Closing Date; and all other action necessary or desirable, in the opinion of the Purchaser or the Trustee, to establish the Purchaser’s ownership of the Receivables Trust Certificate shall have been duly taken;

(iv)            the Purchaser and the Trustee shall have received photocopies of reports of UCC searches in the central filing office of the Seller and any necessary local offices the Seller with respect to the Receivables Trust Certificate reflecting the absence of Liens thereon, except the Liens created hereunder, pursuant to the Indenture in favor of the Trustee and except for Liens as to which the Purchaser has received UCC termination statements or instruments executed by secured parties releasing any conflicting Liens in the Receivables Trust Certificate and other assets purchased pursuant to Section 2.1(a); and

(v)            the Purchaser and the Trustee shall have received such other approvals, documents, certificates and opinions as the Purchaser or the Trustee may request.

SECTION 3.2 Conditions Precedent to Seller’s Sale. The obligation of the Seller to make its sale hereunder is subject to the conditions precedent that the Seller shall have received on or before the date of such sale the following, each (unless otherwise indicated) dated the day of such sale and in form and substance satisfactory to the Seller:

(a)            a copy of duly adopted resolutions of the Purchaser authorizing this Agreement, the documents to be delivered by the Purchaser hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Purchaser; and

(b)            a duly executed certificate of the Secretary or Assistant Secretary of the Purchaser certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Representations and Warranties of the Parties. The Purchaser and the Seller each represents and warrants as to itself as follows:

(a)            Each of the Seller and the Purchaser has been duly organized and is validly existing and in good standing under the laws of the state of its organization, with full power and authority to own its properties and to conduct its business as presently conducted. Each of the Seller and the Purchaser is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the conduct of the Seller’s or the Purchaser’s business.

(b)            The sale of Receivables Trust Certificate pursuant to this Agreement, the performance of its obligations under this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all requisite action and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to this Agreement or the other Transaction Documents) upon any of its property or assets or upon that of the Seller or the Purchaser, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it, the Seller or the Purchaser is a party by which it, the Seller or the Purchaser is bound or to which any property or assets of it, the Seller or the Purchaser is subject, nor will such action result in any violation of the provisions of its organizational documents or of any statute or any order, rule or regulation of any federal or state court or governmental agency or body having jurisdiction over it, the Seller or the Purchaser or any of its their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or any such regulatory authority or other such governmental agency or body is required to be obtained by or with respect to the Seller or the Purchaser for the sale of the Receivables Trust Certificate or the consummation of the transactions contemplated by this Agreement.

(c)            This Agreement has been duly executed and delivered by the Seller and the Purchaser and constitutes a valid and legally binding obligation of the Seller and the Purchaser, respectively, enforceable against the Seller and the Purchaser, respectively, in accordance with its terms, except that the enforceability thereof may be subject to (a) the effects of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other laws, regulations and administrative orders affecting the rights of creditors generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(d)            There is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting it or any of its Subsidiaries before any court, governmental agency or arbitrator, that may reasonably be expected to materially and adversely affect its condition (financial or otherwise), operations, properties or prospects, or that purports to affect the legality, validity or enforceability of this Agreement. None of the transactions contemplated hereby is or is threatened to be restrained or enjoined (temporarily, preliminarily or permanently).

SECTION 4.2 Additional Representations of the Seller. The Seller additionally represents and warrants as follows:

(a)            Sale of Receivables Trust Certificate. The Seller is, as of the time of the transfer to the Purchaser of the Receivables Trust Certificate being sold to the Purchaser by it hereunder on the Closing Date, the sole owner of such Receivables Trust Certificate free from any Lien other than those released at or prior to such transfer. There is no effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office filed by or against any Originator, the Seller or any Subsidiary of any Originator or the Seller or purporting to be filed on behalf of any Originator, the Seller or any Subsidiary of any Originator or the Seller covering any interest of any kind in any Contracts and related Receivables Trust Certificate and any Originator and the Seller will not execute nor will there be on file in any public office any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to such Contracts and related Receivables Trust Certificate, except (i) in each case any financing statements filed in respect of and covering the purchase of the Contracts and related Receivables Trust Certificate by the Purchaser or filed in connection with the Transaction Documents and (ii) financing statements for which a release of Lien has been obtained or that has been assigned to the Purchaser or the Trustee. All filings and recordings (including pursuant to the UCC) required to perfect the title of the Purchaser in each Contract or the Receivables Trust Certificate sold hereunder have been accomplished and are in full force and effect, or will be accomplished and in full force and effect prior to the time required in clause (iii) of Section 3.1, and the Seller shall at its expense perform all acts and execute all documents necessary or reasonably requested by the Purchaser, the Receivables Trust, the Issuer or the Trustee at any time and from time to time to evidence, perfect, maintain and enforce the title or the security interest of the Purchaser or the Receivables Trust in the Receivables Trust Certificate and the priority thereof.

(b)            Financial Statements. The Seller has heretofore made available to the Purchaser and the Trustee copies of Consolidated Parent’s consolidated balance sheets and statements of income and changes in financial condition as of and for the Fiscal Year ended January 31, 2023, audited by and accompanied by the opinion of Ernst and Young independent public accountants. Except as disclosed to the Trustee prior to the date of this Agreement, such financial statements present fairly in all material respects the financial condition and results of operations of Consolidated Parent and its consolidated subsidiaries as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Consolidated Parent and its consolidated subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in accordance with GAAP applied on a consistent basis. Since January 31, 2023, there has been no material adverse change in the condition (financial or otherwise), operations, properties, assets or prospects of the Seller and its Subsidiaries.

(c)            No Consent. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority (other than the UCC financing statements required to be filed hereby) is or will be required in connection with execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, except such as have been made or obtained and are in full force and effect.

(d)            Security Interest of Purchaser. This Agreement and all related documents constitute a valid sale, transfer and assignment to the Purchaser of all right, title and interest in the Receivables Trust Certificate and the proceeds thereof. Upon the receipt of the Receivables Trust Certificate, the Purchaser shall have a first priority perfected security interest in all of the property described in Section 2.1(a) (except to the extent such first priority perfected security interest was assigned to the Trustee pursuant to the Indenture).

(e)            Solvency. The Seller is Solvent.

ARTICLE V
GENERAL COVENANTS

SECTION 5.1 Affirmative Covenants of the Seller. So long as the Purchaser shall have any interest in the Receivables Trust Certificate, the Seller shall, unless the Purchaser otherwise consents in writing:

(a)            Financial Statements, Reports, Etc. Deliver or cause to be delivered to the Purchaser, the Receivables Trust, and the Trustee:

(i)            as soon as available and in any event within 90 days after the end of each Fiscal Year of the Consolidated Parent, a balance sheet of the Consolidated Parent as of the end of such year and statements of income and retained earnings and of source and application of funds of the Seller for the period commencing at the end of the previous Fiscal Year and ending with the end of such year, in each case setting forth comparative figures for the previous Fiscal Year, certified without material qualification in a manner satisfactory to the Purchaser and the Trustee by Ernst and Young or other nationally recognized, independent public accountants, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the Seller, which audit was conducted in accordance with generally accepted auditing standards in the United States;

(ii)            as soon as available and in any event within 45 days after the end of each fiscal quarter, quarterly balance sheets and quarterly statements of source and application of funds and quarterly statements of income and retained earnings of the Consolidated Parent, certified by the chief financial or executive officer of the Consolidated Parent (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter, subject to year-end audit adjustments).

For so long as Consolidated Parent is subject to the reporting requirements of Section 13(a) of the Exchange Act, its filing of the annual and quarterly reports required under the Exchange Act, on a timely basis, shall be deemed compliance with clauses (i) and (ii) of this paragraph (a).

(b)            Preservation of Existence. Preserve and maintain in all material respects its corporate existence, corporate rights (charter and statutory) and franchises.

(c)            Obligations and Taxes. Pay and discharge promptly when due all material obligations, all sales tax and all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that it and each Subsidiary shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and for which the Seller shall have set aside on its books adequate reserves with respect thereto.

(d)            Obligation to Record and Report. The Seller will treat the purchase of the Receivables Trust Certificate as a sale or secured financing for tax and financial accounting purposes (as required by GAAP) and as a sale for all other purposes (including, without limitation, legal and bankruptcy purposes), on all relevant books, records, tax returns, financial statements and other applicable documents.

(e)            Continuing Compliance with the Uniform Commercial Code. At the Seller’s expense perform all acts and execute all documents necessary or reasonably requested by the Purchaser or the Receivables Trust Trustee at any time to evidence, perfect, maintain and enforce the title or the security interest of the Purchaser or the Receivables Trust Trustee in the Receivables Trust and the priority thereof. The Seller will execute and deliver financing statements relating to or covering the Receivables Trust Certificate sold to the Purchaser (reasonably satisfactory in form and substance to the Purchaser).

(f)            Financing Statement Changes. Within 30 days after the Seller makes any change in its, name, identity or corporate structure that would make any financing statement or continuation statement filed in accordance with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC, the Seller shall give the Purchaser notice of any such change and shall file such financing or continuation statements or amendments to previously filed financing statements as may be necessary to continue the perfection of the interest of the Purchaser in the Receivables Trust Certificate and the proceeds of the foregoing.

SECTION 5.2 Negative Covenants of the Seller. So long as the Purchaser shall have any interest in the Receivables Trust Certificate, the Seller shall not, unless the Purchaser otherwise consents in writing:

(a)            Liens. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to the Receivables Trust Certificates with respect thereto, or assign any right to receive proceeds in respect thereof except as created or imposed by this Agreement or the Indenture.

(b)            Change in Business. Make any material change in the nature of its business as carried on at the date hereof or engage in or conduct any business or activity that is materially inconsistent with such business.

(c)            No Amendments. (i) Amend, supplement or otherwise modify this Agreement or (ii) otherwise take or fail to take any action under this Agreement that could adversely affect the Purchaser’s interests hereunder or the Trustee’s interests under the Indenture.

(d)            Mergers; Sales of Assets. Sell all or substantially all of its property and assets to, or consolidate with or merge into, any other corporation, if the effect of such sale or merger would cause a “Default” or an “Event of Default” under this Agreement or the Indenture.

(e)            Accounting Changes. Make any material change (i) in accounting treatment and reporting practices except as permitted or required by GAAP, (ii) in tax reporting treatment except as permitted or required by law, and (iii) in the calculation or presentation of financial and other information contained in any reports delivered hereunder.

(f)            Maintenance of Separate Existence. (i) Fail to do all things necessary to maintain its existence separate and apart from the Purchaser including, without limitation, maintaining appropriate books and records (including current minute books); (ii) except as required by applicable law, suffer any limitation on the authority of its own directors and officers or partners to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own officers and directors or partners to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation’s or limited partnership’s own officers and directors or partners would customarily be responsible; (iii) fail to (A) maintain or cause to be maintained by an agent of the Seller under the Seller’s control physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage all of its liabilities separately from those of any other Person, including, without limitation, payment by it of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify separately all of its assets from those of any other Person, (E) maintain employees, or pay its employees, officers and agents for services performed for the Seller or (F) allocate shared overhead fairly and reasonably; or (iv) commingle its funds with those of the Purchaser or use the Purchaser’s funds for other than the uses permitted under the Transaction Documents.

ARTICLE VI
INDEMNIFICATION

SECTION 6.1 Indemnities by the Seller. Without limiting any other rights that the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser (and its assignees) and its officers, directors, agents and employees (each a “PSA Indemnified Party”) from and against any and all claims, losses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) (all the foregoing being collectively referred to as “PSA Indemnified Amounts”) awarded against or incurred by any of them arising out of or resulting from the Seller’s failure to perform its obligations under this Agreement excluding, however, PSA Indemnified Amounts to the extent resulting from gross negligence (it being the intention of the parties that the PSA Indemnified Party shall be indemnified for its own ordinary negligence) or willful misconduct on the part of such PSA Indemnified Party. Such indemnity shall survive the execution, delivery, performance and termination of this Agreement.

ARTICLE VII
MISCELLANEOUS

SECTION 7.1 Amendments, Etc.

(a)            This Agreement may be amended from time to time by the parties hereto, without the consent of any Noteholder but with prior written consent of the Certificateholder, for the purpose of (i) curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision herein, the Offering Memorandum and/or any other Transaction Document, (ii) complying with applicable law or regulation or (iii) adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement, so long as, in each case, such amendment shall not materially adversely affect the interests of any Noteholder. An amendment will be deemed not to materially adversely affect the interests of any Noteholder if accompanied by: (i) an Opinion of Counsel, (ii) Conn’s Officer’s Certificate certifying that such amendment will not materially adversely affect the interests of any Noteholder or (iii) satisfaction of the Rating Agency Condition.

(b)            No amendment, modification or waiver of any provision of this Agreement, or consent to any departure by the Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchaser and the Trustee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything herein to the contrary, no amendment shall be made to this Agreement that would result in or cause (i) the Receivables Trust or the Issuer to be subject to any net entity-level tax, or (ii) the Receivables Trust to be classified, for United States federal income tax purposes, as an association (or a publicly traded partnership) taxable as a corporation or as other than a fixed investment trust described in Treasury Regulation Section 301.7701-4(c) that is treated as a grantor trust under Subpart E, Part I of subchapter J, Chapter 1 of Subtitle A of the Code. No amendment of this Agreement which affects the rights, duties, liabilities, indemnities or immunities of the Receivables Trust Trustee, shall be effective without, in each specific instance, the prior written approval of the Receivables Trust Trustee.

(c)            It shall not be necessary to obtain the consent of the Noteholders pursuant to this Section 7.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(d)            Prior to the execution of any amendment pursuant to this Section 7.1, the Issuer shall provide written notification of the substance of such amendment to each Rating Agency and promptly after the execution of any such amendment, the Issuer shall furnish a copy of such amendment to each Rating Agency.

SECTION 7.2 Notices Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Seller, at its address at 2445 Technology Forest Blvd., Suite 800, The Woodlands, TX, 77381; if to the Purchaser, at its address at 2445 Technology Forest Blvd., Suite 800, The Woodlands, TX, 77381; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall when mailed or telecopied be effective when deposited in the mails, or transmitted by telecopier, respectively. The parties hereto acknowledge and agree that the Purchaser and each assignee of its rights hereunder shall be an assignee of any rights of the Seller with respect to refunds of sales taxes.

SECTION 7.3 No Waiver; Remedies. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.4 Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors and assigns, except that the Seller shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time that the Purchaser shall not have any interest in the Receivables Trust Certificate and all obligations of the Seller hereunder shall have been paid in full; provided, however, that the indemnification provisions of Article VI shall be continuing and shall survive any termination of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to the conflict of laws principles thereof.

SECTION 7.5 Costs, Expenses and Taxes. In addition to the rights of indemnification granted to the Purchaser under Article VI, the Seller agrees to pay on demand all costs and expenses of the Purchaser, the Issuer and the Trustee in connection with the preparation, execution and delivery of the Transaction Documents and the other agreements and documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser and the Trustee with respect thereto and with respect to advising the Purchaser and the Trustee as to their rights and remedies under this Agreement, and all costs and expenses (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the documents to be delivered hereunder. In addition, the Seller agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents to be delivered hereunder, and agrees to hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

SECTION 7.6 No Bankruptcy Petition. Each of the Seller and the Purchaser covenant and agree that prior to the date which is one year and one day after the payment in full of all the Issuer Obligations neither party will institute against, nor join any other Person in instituting against, the Purchaser or the Seller, as applicable, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This Section 7.6 shall survive the termination of this Agreement.

SECTION 7.7 Acknowledgment of Assignments. The Seller hereby acknowledges and consents to the assignment by the Purchaser of the Receivables Trust Certificate and the rights of the Purchaser under this Agreement to the Trustee pursuant to the Indenture. The Seller further acknowledges that, in accordance with the terms of the Transaction Documents and the Trustee may, under certain circumstances exercise some or all of the rights of the Purchaser hereunder.

SECTION 7.8 Waiver of Setoff. All payments hereunder by the Seller to the Purchaser or by the Purchaser to the Seller shall be made without setoff, counterclaim or other defense and each of the Purchaser and the Seller hereby waives any and all of its rights to assert any right of setoff, counterclaim or other defense to the making of a payment due hereunder to the Seller or the Purchaser, as the case may be; provided, however; that, notwithstanding the foregoing, the Purchaser hereby reserves any and all of its rights to assert any such right of setoff, counterclaim or other defense against the Seller with respect to the Purchase Price of the Receivables Trust Certificate purchased from the Seller hereunder in the ordinary course of the Purchaser’s business.

SECTION 7.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 7.10 Counterparts. This Agreement and any amendment or supplement hereto or any waiver granted in connection herewith may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including the relevant provisions of the UCC; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party (whether such signature is with respect to this Agreement or any notice, officer’s certificate or other ancillary document delivered pursuant to or in connection with this Agreement) and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 7.11 Jurisdiction; Consent to Service of Process.

(a)            The Seller and the Purchaser hereby submit to the nonexclusive jurisdiction of any United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. The Seller and the Purchaser hereby irrevocably waive, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 7.11 shall affect the right of the Trustee or any Noteholder to bring any action or proceeding against the Seller and the Purchaser or its property in the courts of other jurisdictions.

(b)            TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.

SECTION 7.12 Third Party Beneficiaries. Each of the Secured Parties shall be third-party beneficiaries of this Agreement.

SECTION 7.13 Confirmation of Intent. It is the express intent of the parties hereto that the sale to the Purchaser pursuant to Section 2.1 hereof of all of the Seller’s right, title and interest, in, to and under the Receivables Trust Certificate. However, if it is determined contrary to the express intent of the parties that the transfer is not a sale and that all or any portion of the assets described in Section 2.1(a) continue to be property of the Seller, then the Seller hereby grants to the Purchaser a security interest in all of the Seller’s right, title and interest in, to and under all such assets and this Agreement shall constitute a security agreement under applicable law. The Seller and the Purchaser shall, to the extent consistent with the Transaction Documents, take such action as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets described in Section 2.1(a), such interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the terms of this Agreement and the Indenture.

SECTION 7.14 Section and Paragraph Headings. Section and paragraph headings used in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 7.15 Interest. Without limitation to the express intent of the parties set forth in the first sentence of Section 7.13, if the sales contemplated under this Agreement are ever determined to constitute financing arrangements, the parties hereto intend that Purchaser shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in this Agreement or any other agreement entered into in connection with this Agreement, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by Purchaser under this Agreement or under any other agreement entered into in connection with this Agreement shall under no circumstances exceed the Highest Lawful Rate and any excess shall be canceled automatically and, if theretofore paid, shall at the option of Purchaser be applied on the principal amount due Purchaser or refunded by Purchaser to the Seller and (ii) in the event that the maturity of any amount due is accelerated or in the event of any prepayment or repurchase, then such consideration that constitutes interest under law applicable to Purchaser, may never include more than the Highest Lawful Rate and excess interest, if any, to Purchaser, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration, prepayment or repurchase and, of theretofore paid, shall, at the option of Purchaser be credited by Purchaser on the principal amount due to Purchaser or refunded by Purchaser to the Seller. All sums paid or agreed to be paid to Purchaser for the use, forbearance or detention of sums due hereunder shall, to the extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full term of the payments until payment in full so that the rate or amount of interest or account of such payments does not exceed the applicable usury ceiling.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CONN APPLIANCES RECEIVABLES FUNDING, LLC,
as Seller

By:	/s/ George Bchara
Name:	George Bchara
Title:	President

CONN’S RECEIVABLES FUNDING 2023-A, LLC,
as Purchaser

By:	/s/ George Bchara
Name:	George Bchara
Title:	President

Purchase and Sale Agreement

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